Exhibit 3.202

Delaware

The first State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “MWMC HOLDINGS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE THIRTIETH DAY OF NOVEMBER, A.D. 2006, AT 1:17 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “MWMC HOLDINGS, LLC”.

	Seal	/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
4259348 8100H		AUTHENTICATION: 9119972

111141785		DATE: 10-27-11

State of Delaware Secretary of State Division of Corporations Delivered 01:17 PM 11/30/2006 FILED 01:17 PM 11/30/2006 SRV 061093446 — 4259348 FILE

CERTIFICATE OF FORMATION

OF

MWMC HOLDINGS, LLC

Under Section 18-201 of the

Delaware Limited Liability Company Act

FIRST: The name of the limited liability company is MWMC HOLDINGS, LLC (the “Company”).

SECOND: The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

THIRD: The name and address of the registered agent for service process on the Company in the State of Delaware Corporation Service Company, is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of November 30, 2006.

By:	/s/ Rebecca Harley
Name: Rebecca Harley
Title: Authorized Person